UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2021

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 12, 2021, Phio Pharmaceuticals Corp. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the offering and sale of 2,246,784 shares of Company common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $3.42 per share (the “Offering”). The net proceeds to the Company from the Offering was approximately $6.9 million, after deducting fees and expenses.

Pursuant to an engagement letter, dated as of January 20, 2021, between the Company and H.C. Wainwright & Co., LLC, or the placement agent, the Company agreed to pay the placement agent a cash fee of 7.5% and a management fee of 1.0% of the aggregate gross proceeds of the Offering. The Company also agreed to pay the placement agent up to $85,000 for certain expenses. In addition, the Company issued to the placement agent warrants to purchase up to 168,509 shares of Common Stock (the “Placement Agent Warrants”), or 7.5% of the aggregate number of shares of Common Stock sold in the Offering. The Placement Agent Warrants are immediately exercisable at an exercise price of $4.275 per share of Common Stock and expire on February 12, 2026.

The Offering closed on February 17, 2021.

The 2,246,784 shares of Common Stock sold in the Offering were offered and sold pursuant to a prospectus supplement, dated February 12, 2021, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-224031).

The Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreement and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Purchase Agreement and the Placement Agent Warrants, which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher, LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Placement Agent Warrant

5.1	Opinion of Gibson, Dunn & Crutcher, LLP

10.1	Form of Securities Purchase Agreement, dated February 12, 2021, by and between the Company and the Purchasers signatory therein.

23.1	Consent of Gibson, Dunn & Crutcher, LLP (contained in Exhibit 5.1)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: February 17, 2021	By:	/s/ Gerrit Dispersyn
Gerrit Dispersyn President and Chief Executive Officer

3